Exhibit 99.1

HOMECOM COMMUNICATIONS CHANGES NAME TO "GLOBAL MATRECHS, INC."AND COMPLETES ASSET SALE

RIDGEFIELD, CT., June 15, 2004 (BUSINESS WIRE) -- HomeCom Communications, Inc. (OTCBB: HCOM) today announced that it has changed its name to Global Matrechs, Inc. and completed the sale of substantially all of the assets of its hosting and website maintenance business to Tulix Systems, Inc. The closing of the sale of assets to Tulix was effective as of May 31, 2004.

Michael Sheppard, a Vice President of the Company, said "these actions mark the Company's new direction and will allow us to focus exclusively on our licensed technologies business."

The Company also filed amendments to its Certificate of Incorporation to increase the number of shares of common stock that the Company is authorized to issue from 15,000,000 to 300,000,000 and to allow the Company's stockholders to take action without a stockholder meeting if the Company obtains the written consent of the holders of a number of shares not less than the number of shares that would be required to take action at a stockholder meeting at which all the stockholders entitled to vote on a matter were present and voted. The Company also filed amendments to the Certificates of Designations, Preferences and Rights of the Company's Series B, Series C, Series D and Series E preferred stock to delete the mandatory conversion provisions of those series. In connection with the closing of the Tulix transaction, Gia Bokuchava and Nino Doijashvili have resigned from their positions as officers and directors of the Company, and Timothy R. Robinson has resigned from his position as an officer of the Company, although he has agreed to remain on the Board of Directors.

The Company expects to be issued a new ticker symbol in connection with the change of its name and intends to release that information when it is available.

About the Company:

Following the sale of substantially all of the assets of the Company's hosting and website maintenance business to Tulix, Global Matrechs operates one business, its licensed technologies business. Through its licensed technologies business, Global Matrechs seeks to convert the licenses it has acquired in emerging technologies in the nuclear energy, environmental and chemical industries into manufactured products primarily through sub-licenses of those technologies to manufacturers.

"Forward-Looking Statements"

Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of Global Matrechs, Inc. officials during presentations are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act").

Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, or which include words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", "hopes," "seeks," or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by management, are also forward-looking statements as defined by the Act.

Some of the factors that could significantly impact these forward-looking statements in this press release include, but are not limited to: insufficient cash flow to continue to fund the development and marketing of Global Matrechs' products and technologies; the failure of Global Matrechs' products and technologies to become commercially marketable; our ability or inability to obtain financing; the loss of key personnel; changes in financial markets and general economic conditions; and, disputes as to Global Matrechs' intellectual property rights, including Global Matrechs' rights to the technologies that it licenses. Forward-looking statements are based upon current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about Global Matrechs, its licenses, products, economic and market factors and the sectors in which Global Matrechs does business, among other things. These statements are not guarantees of future performance and Global Matrechs has no specific intention to update these statements. More detailed information about those factors is contained in the Company's filings with the Securities and Exchange Commission.


Contact: Global Matrechs, Inc.
         Michael Sheppard
         1.203.431.8120